Exhibit 99.8

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 25, 2006, Fidelity National Title Group, Inc., referred to herein as FNT or New FNF, entered into a securities exchange and distribution agreement with Fidelity National Financial, Inc., referred to as FNF, as amended and restated as of September 18, 2006, under which FNF agreed to transfer substantially all of its assets (other than its ownership interest in Fidelity National Information Services, Inc., referred to FIS, and FNF Capital Leasing, Inc., referred to as FNF Leasing) in exchange for the assumption by FNT of certain liabilities of FNF and shares of FNT’s Class A Common Stock, par value $0.0001 per share. At the same time that FNF and FNT entered into the securities exchange and distribution agreement, FNF and FIS entered into an agreement and plan of merger, which provided that following the distribution under the securities exchange and distribution agreement, FNF would merge with and into FIS. As a result of the completion of the merger, on November 9, 2006, FNF’s separate corporate existence ceased and FIS was the surviving corporation.

Acquisitions among entities under common control are not considered business combinations and are to be accounted for at historical cost in accordance with EITF 90-5, Exchanges of Ownership Interests between Enterprises under Common Control. Furthermore, the substance of the proposed transactions and the merger is effectively a reverse spin-off of FIS by FNF in accordance with EITF 02-11, Accounting for Reverse Spinoffs. Accordingly, the historical financial statements of FNF will become those of FNT; however, the criteria to account for FIS as discontinued operations as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets will not be met. This is primarily due to the continuing involvement of FNT with FIS and significant influence that FNT will have over FIS through common board members, common senior management and continuing business relationships. It is expected that FIS will continue to be included in FNF’s consolidated financial statements through October 24, 2006.

The following unaudited combined pro forma financial statements present FNF’s historical financial statements and adjusts them as if FNF were no longer reporting FIS in its consolidated balance sheet and results of operations. The unaudited pro forma combined statements of continuing operations for the years ended December 31, 2005, 2004 and 2003, and the nine month periods ended September 30, 2006 and 2005, are presented as if the reverse spin-off of FIS by FNF had been completed on January 1, 2005 and do not include expenses of approximately $18 million expected to be incurred in order to effect the proposed transactions, including fees paid to investment bankers, external legal counsel and external accountants. The unaudited pro forma combined balance sheet as of September 30, 2006, is presented as if the reverse spin-off of FIS by FNF had been completed as of September 30, 2006. These pro forma financial statements do not reflect adjustments related to the merger of FNF Leasing with and into a subsidiary of FIS, which occurred on October 26, 2006. The financial condition and results of operations of FNF Leasing are not material with respect to the unaudited combined pro forma financial statements. Total assets of FNF Leasing were $100.6 million, or 1.4% of pro forma total assets, at September 30, 2006, and $69.8 million at December 31, 2005. Pretax income was $0.8 million, or less than 1% of pro forma pretax income, for the nine months ended September 30, 2006, and $1.3 million or less than 1% of pro forma pretax income, for the year ended December 31, 2005.

These unaudited pro forma combined financial statements should be read in conjunction with FNF’s consolidated financial statements and accompanying notes incorporated by reference. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial condition of FNT after the proposed transactions that would have been reported had the proposed transactions been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial condition of FNT.

[Tables appear on the following pages]

New FNF
Unaudited Pro Forma Combined Balance Sheet
as of September 30, 2006
(In thousands)

		FIS	Other
	Historical	Pro Forma	Pro Forma
	FNF	Adjustments(1)	Adjustments	Notes	Pro Forma
	(In thousands)

ASSETS:
Investments	$4,327,988	$224,555	$—		$4,103,433
Cash and cash equivalents	806,303	122,406	—		683,897
Trade receivables, net	766,393	553,720	—		212,673
Goodwill	4,861,734	3,787,382	(73,555)	(2)	1,147,907
Prepaid expenses and other assets	1,014,170	641,461	—		372,709
Capitalized software	704,567	626,499	—		78,068
Title plants	325,340	6,060	—		319,280
Property and equipment, net	529,433	299,448	—		229,985
Other intangible assets	1,179,126	1,082,802	—		96,324

	$14,515,054	$7,344,333	$(73,555)		$7,244,276

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Accounts payable and accrued liabilities	$1,591,636	$664,472	$—		$927,164
Deferred revenue	516,612	388,380	—		128,232
Notes payable	3,524,126	2,868,832	—		655,294
Reserve for claim losses	1,203,792	7,099	—		1,196,693
Secured trust deposits	875,317	—	—		875,317
Deferred tax liability	337,490	302,397	—		35,093
Payable to Related party	—	(4,943)	—		4,943
Income taxes payable	68,226	47,845	—		20,381

	8,117,199	4,274,082	—		3,843,117
Minority interests	1,907,183	12,706	1,869,441	(3)	25,036
Stockholders’ equity	4,490,672	3,057,545	(1,942,996)		3,376,123

	$14,515,054	$7,344,333	$(73,555)		$7,244,276

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

New FNF
Unaudited Pro Forma Combined Statement of Continuing Operations
For the Nine Months Ended September 30, 2006
(In thousands, except per share data)

		FIS	Other
	Historical	Pro Forma	Pro Forma
	FNF	Adjustments(1)	Adjustments	Notes	Pro Forma

Total revenue	$7,634,090	$(3,010,364)	$170,653	(2)	$4,794,379

Personnel costs	2,632,935	(1,245,945)	17,795	(3)
			3,860	(4)	1,408,645
Other operating expenses	1,706,137	(1,011,725)	94,417	(4)	788,829
Agent commissions	1,537,489	—	58,441	(5)	1,595,930
Depreciation and amortization	404,770	(318,304)	—		86,466
Provision for claim losses	357,210	(425)	—		356,785
Interest expense	183,536	(141,930)	—		41,606

Total expenses	6,822,077	(2,718,329)	174,513		4,278,261

Earnings before income taxes and minority interests	812,013	(292,035)	(3,860)		516,118
Income tax expense	302,069	(108,109)	(1,436)		192,524

Earnings before minority interests	509,944	(183,926)	(2,424)		323,594
Minority interest expense	143,381	41	(141,184)	(6)	2,238

Net income	$366,563	$(183,967)	$138,760		$321,356

Net income per share — basic	$2.09				$1.47
Pro forma weighted average shares — basic	175,119				218,741(7)
Net income per share — diluted	$2.02				$1.45

Pro forma weighted average shares — diluted	180,123				222,130(7)

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2005

			FIS	Other
	Historical		Pro Forma	Pro Forma
	FNF		Adjustments(1)	Adjustments		Pro Forma
	(In thousands, except per share data)

Total revenue	$9,668,938		$2,776,245	$195,713	(2)	$7,088,406

Personnel costs	3,224,678		1,276,557	5,147	(3)	1,953,268
Other operating expenses	1,716,711		751,282	114,878	(4)	1,080,307
Agent commissions	2,060,467		—	80,835	(5)	2,141,302
Depreciation and amortization	406,259		299,637	—		106,622
Provision for claim losses	480,556		1,928	—		478,628
Interest expense	172,327		126,778	—		45,549

Total expenses	8,060,998		2,456,182	200,860		5,805,676

Earnings before income taxes and minority interests	1,607,940		320,063	(5,147)		1,282,730
Income tax expense	573,391		119,063	(1,835)		452,493

Earnings before minority interests	1,034,549		201,000	(3,312)		830,237
Minority interest expense	70,443		4,450	(63,465	)(6)	2,528

Net income	$964,106		$196,550	$60,153		$827,709

Net income per share — basic	$5.56					$3.78

Pro forma weighted average shares — basic	173,475	(7)				218,729	(7)

Net income per share — diluted	$5.55					$3.73

Pro forma weighted average shares — diluted	173,647	(7)				220,029	(7)

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2004

			FIS	Other
	Historical		Pro Forma	Pro Forma
	FNF		Adjustments(1)	Adjustments		Pro Forma
	(In thousands, except per share data)

Total revenue	$8,296,002		$2,345,633	$212,855	(2)	$6,163,224

Personnel costs	2,786,297		1,073,395	—		1,712,902
Other operating expenses	1,599,124		719,770	118,559	(4)	997,913
Agent commissions	2,028,926		—	94,296	(5)	2,123,222
Depreciation and amortization	338,434		238,400	—		100,034
Provision for claim losses	311,916		133	—		311,783
Interest expense	47,214		4,496	—		42,718

	7,111,911		2,036,194	212,855		5,288,572

Earnings from continuing operations before income taxes and minority interests	1,184,091		309,439	—		874,652
Income tax expense	438,114		116,350	—		321,764

Earnings from continuing operations before minority interest	745,977		193,089	—		552,888
Minority interest expense	5,015		3,673	—		1,342

Net income	$740,962		$189,416	$—		$551,546

Earnings per share from continuing operations — basic	$4.28					$3.19

Weighted average shares — basic	172,951	(8)				172,951	(8)
Earnings per share from continuing operations — diluted	$4.28					$3.19

Weighted average shares — diluted	172,951	(8)				172,951	(8)

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Year Ended December 31, 2003

		FIS	Other
	Historical	Pro Forma	Pro Forma
	FNF	Adjustments(1)	Adjustments		Pro Forma
	(In thousands, except per share data)

Total revenue	$7,715,215	$1,828,750	$269,163	(2)	$6,155,628

Personnel costs	2,465,026	723,781	—		1,741,245
Other operating expenses	1,448,133	603,927	44,463	(4)	888,669
Agent commissions	1,823,241	—	224,700	(5)	2,047,941
Depreciation and amortization	227,937	143,958	—		83,979
Provision for claim losses	287,136	—	—		287,136
Interest expense	43,103	1,569	—		41,534

	6,294,576	1,473,235	269,163		5,090,504

Earnings from continuing operations before income taxes and minority interests	1,420,639	355,515	—		1,065,124
Income tax expense	539,843	137,940	—		401,903

Earnings from continuing operations before minority interests	880,796	217,575	—		663,221
Minority interest	18,976	14,518	—		4,458

Net income	$861,820	$203,057	$—		$658,763

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Balance Sheet as of September 30, 2006

This combined balance sheet includes the historical balance sheet of FNF and removes the historical balance sheet of FIS and FNF’s minority interest liability related to FIS and FNT as though the merger had occurred on September 30, 2006.

(1) This column represents the historical balance sheet of FIS as included in FNF’s consolidated balance sheet as of September 30, 2006.

(2) This amount represents an excess of FIS’ historical goodwill balance related to Certegy over that recorded at FNF. In connection with the merger of FIS and Certegy, FNF’s basis is $73.6 million lower than it would have been if FNF had applied purchase accounting to all stockholders’ interests. This basis difference was recorded as a reduction of goodwill and minority interests in FNF’s consolidation.

(3) This represents the elimination of FNF’s minority interest liability balance relating to FIS and FNT of $1,418.2 million and $451.2 million, respectively, which was carried on FNF’s balance sheet as of September 30, 2006.

Notes to Unaudited Pro Forma Combined Statements of Continuing Operations for the Nine Months Ended September 30, 2006 and Years Ended December 31, 2005, 2004 and 2003

These combined statements of continuing operations include the historical statements of continuing operations of FNF and remove the results of operations of FIS and FNF minority interest expense relating to FIS and FNT as though the transaction had occurred on January 1, 2005.

(1) This column represents the historical results of operations of FIS as included in FNF’s consolidated results of operations for the periods presented.

(2) This represents the intercompany revenues relating to various agreements recorded on FIS’s income statement that had already been eliminated from the consolidated results of operations of FNF. These revenues amounted to $170.7 million for the nine months ended September 30, 2006 and $195.7 million, $212.9 million, and $269.2 million for the years ended December 31, 2005, 2004, and 2003, respectively.

(3) This represents the compensation expense relating to the restricted stock granted immediately following the proposed transactions. At the closing, FNT granted 785,000 shares of restricted stock to certain executive officers and directors which will vest over 3 years. Total expense based on FNT’s closing market value of $19.67 per share is $15.4 million and is recorded as a pro forma adjustment of $5.1 million for the year ended December 31, 2005 and $3.9 million for the nine months ended September 30, 2006.

(4) This represents the intercompany expenses related to various agreements that were eliminated in the consolidated results of operations of FNF, but will be third-party expenses subsequent to the transaction. These expenses amounted to $98.3 million for the nine months ended September 30, 2006 and $114.9 million, $118.6 million, and $44.5 million for the years ended December 31, 2005, 2004 and 2003, respectively.

(5) This represents the additional agent commissions paid by FNF to FIS that were previously eliminated in the consolidated results of FNF, but will be a third-party expense subsequent to the transaction. These commissions amounted to $58.4 million in the nine months ended September 30, 2006 and $80.8 million, $94.3 million, and $224.7 million in the years ended December 31, 2005, 2004, and 2003, respectively.

(6) This represents the elimination of the minority interest expense recorded by FNF relating to its earnings in FIS and FNT of $44.8 million and $18.7 million for the year ended December 31, 2005 and $88.0 million and $53.2 million for the nine months ended September 30, 2006.

(7) Amounts in the Historical FNF column represent FNT historical weighted average shares for the nine months ended September 30, 2006 and the year ended December 31, 2005. Amounts in the Pro Forma column have been calculated as follows:

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005

Historical weighted average shares — basic	173,475	173,463
Additional shares issued	45,266	45,266

Pro forma weighted average shares — basic	218,741	218,729

Historical weighted average shares — diluted	173,648	173,575
Additional shares issued	45,266	45,266
Additional dilution from options assumed	2,591	2,792
Additional dilution from restricted stock	625	396

	222,130	222,029

(8) Pro forma weighted average shares for the year ended December 31, 2004 have been calculated using the number of outstanding shares of FNF common stock as of a date prior to FNF’s distribution of FNT stock on October 18, 2005.